Chairman's Letter Agreement

Board of Directors	Exhibit 10.2

August 23, 2019

Omar Ishrak

2309 Lake of The Isles Parkway East
Minneapolis, MN 55405

Dear Omar,

It is with great pleasure that I extend this Offer Letter for appointment as Executive Chairman (herein called “Offer Letter”).

1.Title
Executive Chairman
In this role you will continue to report to the Board of Directors.

2.Employment Location
Your employment with Medtronic will continue to be located at Medtronic’s Operating Headquarters in the Twin Cities, Minnesota, and subject to business travel appropriate for your duties and responsibilities.

3.Board Membership
You will continue to be a member of Medtronic’s Board of Directors (the “Board”) after your Start Date as Executive Chairman.

4.Employment Start Date
Your employment as Executive Chairman will commence on April 27, 2020 (herein called “Start Date”).

5.Base Salary
Your annualized base salary will be $1,000,000 US Dollars (USD), less applicable withholdings and deductions, commencing on the first day of the pay period for your Start Date (herein called “Salary Start Date”), and paid in accordance with Medtronic’s standard U.S. payroll practices.

6.Medtronic Incentive Plan (“MIP”)
You will continue to be eligible to participate in MIP for Fiscal Year 2020. Your target payout continues to equal 175% of your annual base salary. Information about Fiscal Year 2021 MIP will be provided following the June 2020 Board of Director meeting.

Chairman's Letter Agreement
7.Annual Long-Term Incentive Plan (“LTIP”)
Your Medtronic LTIP grant for Fiscal Year 2020, granted on July 29, 2019, will remain unchanged. Information about your Fiscal Year 2021 LTIP will be provided following the June 2020 Board of Director meeting.

8.Employee Health and Welfare Benefits
You will continue to be eligible for the same benefits as all other U.S. employees of Medtronic, including any benefits commensurate with your job level.

9.Business Allowance and Other Perquisites
In order to provide remuneration for business use of your personal automobile, financial planning services, and other personal, job related expenses; you will continue to be provided with an annual allowance of $40,000 (paid bi-weekly). Additionally, you will continue to have access to Medtronic’s corporate jet, following the policies that have been established for its use.

10.Deferred Compensation Plan
You will be eligible to participate in the next calendar year phase of Medtronic’s Capital Accumulation Plan (“CAP”), subject to the terms of the CAP, which provides for the opportunity to defer a portion of calendar year 2020 compensation. If desired, you may enroll in the 2020 CAP during the annual enrollment period held in November 2019.

11.Stock Ownership Policy
Medtronic’s policy requires you to maintain Medtronic stock equal to six (6) times annual salary. Unless noted otherwise by an equity grant agreement, you must retain 75% of the after-tax shares following settlement of equity compensation awards, including stock option exercises and restricted stock vesting, until the stock ownership requirement is met.

12.Employee Agreement
The compensation and benefits provided in this Offer Letter are contingent on you signing the Medtronic Employee Agreement, which specifies certain employment terms and conditions. That agreement is provided to you with this Offer Letter.

13.Other Terms and Conditions of Employment
All other terms and conditions of employment not specifically mentioned in this Offer Letter shall remain unchanged and shall continue to apply to your role as Executive Chairman.

Chairman's Letter Agreement
Omar, I am pleased to extend this Offer Letter for your appointment as Executive Chairman on April 27, 2020. Please review and direct any questions to Carol Surface, Chief Human Resources Officer. To accept, please sign and date below, and return the two original documents to Carol Surface.

Best regards,

Scott Donnelly,
Lead Director
Medtronic Board of Directors

I, Omar Ishrak, accept this Offer Letter as outlined above.

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Signature Date